Exhibit 10.38
AMENDMENT TO THE CONSULTING SERVICES AGREEMENT
This Amendment, effective the 16th day of December, 2008, (“Amendment Date”) is by and between Idera Pharmaceuticals, Inc., a Delaware corporation, having an place of business at 167 Sidney Street, Cambridge, Massachusetts 02139 (hereinafter referred to as “Idera”) and Karr Pharma Consulting, LLC, having a place of business at 707 Dominion Drive, St. Louis, Missouri 63131 (hereinafter referred to as the “Consultant”). Idera and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”
Background
The Parties entered into a Consulting Services Agreement (“Agreement”), dated January 1, 2008 (“Effective Date”), which set forth certain terms and conditions for the Consultant to perform services for Idera.
The Parties now desire to amend the Agreement to extend the term through December 31, 2009.
Now, Therefore, the Parties hereby agree as follows:
Section 2 of the Agreement shall be amended and restated in its entirety as follows:
TERM. This Agreement shall commence on the Effective Date and shall continue until December 31, 2009 (such period, as it may be extended, being referred to as the “Consultation Period”), unless sooner terminated in accordance with the provisions of Section 4.
All other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

Idera Pharmaceuticals, Inc.		Karr Pharma Consulting, LLC

By:	/s/ Louis J. Arcudi, III	By:	/s/ Robert W. Karr, M.D.

	Louis J. Arcudi, III		Robert W. Karr, M.D.
Chief Financial Officer

Date:	12/16/2008	Date:	12/16/2008